                                                                EXHIBIT 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the "Registration Statement") of MFS Series Trust VI (the "Trust"), of my opinion dated February 25, 1998, appearing in Post-Effective Amendment No. 12 to the Trust's Registration Statement.


                                                     JAMES R. BORDEWICK, JR.
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary

Boston, Massachusetts
March 30, 1999